SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

        1. Bond Conversion. Effective January 7, 2002, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (“Bondholders”), holders of all of the Registrant’s issued and outstanding series C convertible bonds (“Series C Bonds”) and series D convertible bonds (“Series D Bonds”) (collectively, the “Bonds”), entered into an agreement (the “Agreement”) with the Registrant whereby the Bondholders converted the entirety of the $475,000 principal and $120,200 accrued interest outstanding under the Bonds at January 7, 2002 into equity securities of the Registrant as described below. The principal and accrued interest owed to, and converted by, each of the Bondholders is set forth in the table below:

Principal and Accrued Interest
Series C and Series D Convertible Bonds
January 7, 2002

                           Series C     Series C     Series C     Series D      Series D     Series D
Bondholder                 Principal    Interest       Total      Principal     Interest      Total
----------                 ---------    --------       -----      ---------     --------      -----

Galen Partners III, L.P.  $22,839.00   $31,543.00   $54,382.00   $411,104.00   $78,268.00   $489,372.00

Galen Partners
 International III, L.P.   $2,067.00    $2,855.00    $4,922.00    $37,212.00    $7,085.00    $44,297.00

Galen Employee
 Fund III, L.P.               $94.00      $129.00      $223.00     $1,684.00      $320.00     $2,004.00

        The Agreement provides that the principal and accrued interest under the Bonds shall be converted into units (“Units”) at the rate of one Unit for each $0.50 of principal and interest owed at January 7, 2002 under the Bonds (“Unit Conversion Rate”). Each Unit consists of one share of the Registrant’s common stock, par value $0.01 (“Common Stock”), and one and one tenth warrants to purchase one share of Common Stock (“Warrants”) at a per share exercise price of $0.57 (“Warrant Exercise Price”). The ratio of one share of Common Stock to one and one tenth Warrants per Unit is referred to herein as the “Warrant Coverage Ratio.”

        2. Reset Provisions. The Agreement provides that if, prior to July 1, 2003, the Registrant offers for sale its Common Stock at a per share price of below $0.50 (such price, the “Post Conversion Rate”), then the Registrant shall issue to each of the Bondholders such additional shares of its Common Stock and Warrants as, when added to the Common Stock and Warrants theretofore issued to each Bondholder, equal the Common Stock and Warrants that would have been issued to each Bondholder had the Post Conversion Rate been substituted for the Unit Conversion Rate.

        The Agreement further provides that if, prior to July 1, 2003, the Registrant offers for sale warrants with a per share exercise price of less than $0.57 (such price, the “Post Conversion Exercise Price”), then the exercise price of the Warrants shall be reduced to the Post Conversion Exercise Price.

        3. Accounting Treatment.The Registrant will recognize non-cash charges totaling $165,200 incident to conversion of the Bonds. A charge in the amount of $45,000 will be taken to account for the above described reset concession of the Unit Conversion Rate. This charge will be amortized over the term of the reset concession, i.e. 18 months. A charge in the amount of $120,200 will be taken in the first quarter, 2002 to account for the previous reductions of the Unit Conversion Rate and Warrant Exercise Price and increase in the Warrant Coverage Ratio. See Additional Information below.

        4. Additional Information. For additional information concerning the Series C and Series D Bonds, please refer to the Registrant’s current reports on Form 8-K filed August 20, 1999 and January 10, 2000. For information concerning the prior conversion by the Bondholders of $375,000 of their Series C convertible bonds, please refer to the Registrant’s current report on Form 8-K filed July 18, 2000 and amended August 14, 2000. For information concerning the postponement of the maturity of the Series C and Series D Bonds, reduction of the Unit Conversion Rate, reduction of the Warrant Exercise Price and increase in the Warrant Coverage Ratio, please refer to the Registrant’s current report on Form 8-K filed March 19, 2001.

        Srini Conjeevaram, a director of the Registrant, is a member of Claudius, L.L.C. Claudius, L.L.C. is the general partner of Bondholders Galen Partners III, L.P. and Galen Partners International III, L.P.

        The Registrant incorporates by reference herein a conformed copy of the Agreement discussed above which Agreement is attached hereto as Exhibit 10.01.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    10.01 – Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: March 6, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer

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